EXHIBIT 31.1 - SECTION 302 CERTIFICATION

                             CERTIFICATION

I, Kenneth A. McCullum, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 8-K required to be filed in respect of the period covered by this report on Form 10-K of Hartford Life Global Funding Trust 2005-099 (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 8-K for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statement required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicer has fulfilled its obligations under the servicing agreement in all material respects;

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with
     Item 1122 of Regulation AB and Exchange Act Rule 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certification above, I have reasonably relied on information provided to me by the following unaffiliated parties:

            JP Morgan Chase Bank, N.A. and its officers and agents

Date:  August 29, 2006


/s/ Kenneth A. McCullum


Kenneth A. McCullum
Senior Vice President & Actuary
Hartford Life Insurance Company, as depositor